THE B.F.GOODRICH COMPANY
                     EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                           (Dollars in millions, except per share amounts)



                                                        Three months ended June 30,               Six months ended June 30,
                                                     ---------------------------------       ----------------------------------
                                                          1997               1996                  1997                1996
                                                     ---------------   ---------------       ---------------    ---------------

PRIMARY EARNINGS PER SHARE:

  Number of Shares:
  Average number of common shares outstanding            53,998,568        53,363,119            53,920,155         53,039,427
  Effect of dilutive stock options                          532,079           609,510               541,015            599,083
                                                     ---------------   ---------------       ---------------    ---------------
  Total average number of common and common
    equivalent shares outstanding                        54,530,647        53,972,629            54,461,170         53,638,510
                                                     ===============   ===============       ===============    ===============

  Income:
  Income from continuing operations                  $         52.4    $         25.0        $         73.3     $         46.2
  Income from discontinued operations                           3.4              12.9                  67.5               11.6
                                                     ---------------   ---------------       ---------------    ---------------
  Net income applicable to common stock              $         55.8    $         37.9        $        140.8     $         57.8
                                                     ===============   ===============       ===============    ===============

  Per share amounts:
  Continuing operations                              $         0.96    $         0.46        $         1.35     $         0.86
  Discontinued operations                                      0.06              0.24                  1.24               0.22
                                                     ---------------   ---------------       ---------------    ---------------
  Net income                                         $         1.02    $         0.70        $         2.59     $         1.08
                                                     ===============   ===============       ===============    ===============


FULLY DILUTED EARNINGS PER SHARE:

  Number of Shares:
  Average number of common shares
    outstanding from above                               53,998,568        53,363,119            53,920,155         53,039,427
  Effect of dilutive stock options -
    based on the treasury method using
    last day's market price, if higher
    than average market price                               605,389           609,589               630,032            599,338
                                                     ---------------   ---------------       ---------------    ---------------
  Total average number of common and common
    equivalent shares outstanding                        54,603,957        53,972,708            54,550,187         53,638,765
                                                     ===============   ===============       ===============    ===============

  Income:
  Income from continuing operations                  $         52.4    $         25.0        $         73.3     $         46.2
  Income from discontinued operations                           3.4              12.9                  67.5               11.6
                                                     ---------------   ---------------       ---------------    ---------------
  Net income applicable to common stock              $         55.8    $         37.9        $        140.8     $         57.8
                                                     ===============   ===============       ===============    ===============

  Per share amounts:
  Continuing operations                              $         0.96    $         0.46        $         1.34     $         0.86
  Discontinued operations                                      0.06              0.24                  1.24               0.22
                                                     ---------------   ---------------       ---------------   ----------------
  Net income                                         $         1.02    $         0.70        $         2.58     $         1.08
                                                     ===============   ===============       ===============   ================
